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                                                                   Exhibit 4.12


                                  divine, inc.

                            NovaLink USA Corporation
                   (formerly Inner Circle Technologies, Inc.)
                             1994 Stock Option Plan

                        Incentive Stock Option Agreement
                        --------------------------------

Explanatory Note
----------------

Pursuant to an Agreement and Plan of Merger, dated as of September 17, 2001, Eprise Corporation (formerly known as Inner Circle Technologies, Inc.) ("Eprise") became a wholly owned subsidiary of divine, inc., a Delaware Corporation ("divine"). divine assumed the outstanding options from the Inner Circle Technologies, Inc. 1994 Stock Option Plan (the "Plan"). Each outstanding option to purchase shares of Eprise common stock with an exercise price that, when divided by 2.4233, was greater than $0.59, being the closing sale price of divine class A common stock on the trading day immediately prior to the effective time of the merger, became exercisable, at an exercise price of $0.59, for a number of shares of divine class A common stock equal to the number of shares of Eprise common stock subject to the Eprise option. Each outstanding Eprise option with an exercise price that, when divided by 2.4233, was less than or equal to $0.59, became exercisable, at an exercise price equal to the exercise price of the Eprise option divided by 2.4233, for a number of shares of divine class A common stock determined by multiplying the number of shares of Eprise common stock subject to such Eprise option by 2.4233.

Other than as set forth in the paragraph above, the rights and obligations of each holder of Eprise options granted pursuant to this agreement remain in full force and effect divine hereby grants this ____ day of __________ 2002, to ____________ (the "Optionee"), an option to purchase a maximum of ________ shares of its class A common stock, par value $0.001 per share (the "Common Stock"), at the price of $_____ per share, on the following term and conditions:

1.  Grant Under 1994 Stock Option Plan. This option is granted pursuant to and
    ----------------------------------
is governed by the Plan and, unless the context otherwise requires, terms used herein shall have the same meaning as in the plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.

2.  Grant of Incentive Option; Other Options. This option is intended to qualify
    ----------------------------------------
as an incentive stock option under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"). This option is in addition to any other options heretofore or hereafter granted to the Optionee by divine, but a duplicate original of this instrument shall not effect the grant of another option.

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3.   Extent of Option if Business Relationship Continues.  If the Optionee has
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continued to be employed by divine on the following dates, the Optionee may exercise this option for the number of shares set opposite the applicable date:

Less than one year from the date hereof

One year but less than two years from the date hereof

Two years but less than three years from the date hereof

Three years but less than four years from the date hereof

Four years but less than five years from the date hereof

The foregoing rights are cumulative and, while the Optionee continues to be employed by divine, may be exercised up to and including the date that is ten years from the date this option is granted. All of the foregoing rights are subject to Articles 4 and 5, as appropriate, if the Optionee ceases to be employed by divine or dies or becomes disabled while in the employ of divine.

4.   Termination of Business Relationship. If the Optionee ceases to be employed
     ------------------------------------
by divine, other than by reason of death or disability as defined in Article 5, no further installments of this option shall become exercisable and this option shall terminate after the passage of ninety (90) days from then date employment ceases, but in no event later than the scheduled expiration date. In such a case, the Optionee's only rights hereunder shall be those that are properly exercised before the termination of this option

5.   Death; Disability; Dissolution. If the Optionee dies while in the employ of
     ------------------------------
divine, this option may be exercise, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his death, by his estate, personal representative or beneficiary to whom this option has been assigned pursuant to Article 10 at any time within 90 days after the date of death, but not later than the scheduled expiration date. If the Optionee ceases to be employed by divine by reason of his disability (as defined in the Plan), this option may be exercised, to the extent of the number of shares with respect to which the Optionee; could have exercised it on the date of the termination of his employment, at any time within the 90 days after the date of such termination but not later than the scheduled expiration date. At the expiration of such ninety-day period or the scheduled expiration date, whichever is the earlier, this option shall, terminate and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

6.   Partial Exercise. Exercise of this option up to the extent above stated
     ----------------
may be made in past at any rime and from time too time within the above limits, except that this option may nor be exercised for a fraction of a share: unless such exercise is with respect to the final installment of stock subject to this option and a fractional share (or cash in lien thereof) must be issued to

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permit the Optionee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Optionee in accordance with the terms hereof.

7.   Payment of Price.  (Person signing on behalf of divine must initial one of
     ----------------                                                    ---
the three following clauses) The option price is payable in United States dollars and may be paid:

     (a) in each or by check, or any combination of the foregoing, equal in amount to the option price; or

                                                                      (Initials)

     (b) in the discretion of the Board of Directors or Committee, in cash, by check, by delivery of shares of divine's Common Stock having a fair market value (as determined by the Board of Directors or Committee) equal as of the date of exercise to the option price, or by any combination of the foregoing, equal in amount to the option price: or


                                                                      (Initials)

     (c) in the discretion or the Board of Directors or Committee, in cash, by check, by delivery of shares of divine's Common Stock having an aggregate fair market value: (as determined by the Board of Directors or Committee) equal as of the date of exercise to the option price, by delivery of the Optionee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274 (d) of the Code, or by any combination of the foregoing, equal in amount to the option price.

                                                                      (Initials)

Notwithstanding the foregoing, the Optionee may not pay any part of the exercise price hereof by transferring Common Stock to divine if such Common Stock is both subject to a substantial risk of forfeiture: and not transferable within the meaning of Section 83 of the Code:

8.   Agreement to Purchase for Investment. By acceptance of this option, the
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Optionee agrees that a purchase of shares under this option will not be made with a view to their distribution, as that term is used in the Securities Act of 1933, as amended, unless in the opinion of counsel to divine such distribution is in compliance with or exempt from the registration and prospectus requirements of that Act, and the Optionee agrees to sign a certificate to such effect at the time of exercising this option and agrees that the certificate for the shares so purchased may be inscribed with a legend to ensure compliance with the Securities Act of 1933.

9.   Method of Exercising Option. Subject to the terms and conditions of this
     ---------------------------
Agreement, this option may be exercised by written notice to divine, at the principal executive office of divine, or to such transfer agent as divine shall designate. Such notice shall state the election to exercise this option and the number of shares in respect of which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by

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payment of the fall purchase price of such shares, and divine shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. The certificate or certificates for the shares as to which this option shall have been so exercised be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising this option. In the event this option shall be exercised, pursuant to
Article 5 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to execute this option. All shares that shall be purchased upon the exercise of this option at provided herein shall be fully paid and non-assessable.

10.   Option not Transferable. This option is not transferable or assignable
      -----------------------
except by will or by the laws of descent and distribution. During the Optionee's lifetime only the Optionee can exercise this option.

11.   No obligation to Exercise Option. The grant and acceptance of this option
      --------------------------------
imposes no obligation on the Optionee to exercise it.

12.   No obligation to Continue Employment. divine and any Related Corporation
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(as defined in the Plan) are not by the Plan or this option obligated to continue the Optionee in employment.

13.   No Rights as Stockholder until Exercise. The Optionee shall have no rights
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as a stockholder with respect to shares subject to this Agreement until a stock certificate therefor has been issued to the Optionee and is fully paid for, except as is expressly provided in the Plan with respect to certain changes in the capitalization of divine, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

14.   Capital Changes and Business Successions. The Plan contains provisions
      ----------------------------------------
coveting the treatment of options in a number of contingencies such as sock splits and mergers. Provisions in the Plant for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of divine are hereby made applicable hereunder and are incorporated herein by reference. In general, you should not assume that options necessarily would survive the acquisition of divine. In particular, without acting the generality of the foregoing, it is understood that for the purpose of Articles 3 through 5 hereof, both inclusive, employment by divine includes employment by a Related Corporation as defined in the Plan.

15.   Early Disposition. The Optionee agrees to notify divine in writing
      -----------------
immediately after the Optionee makes a Disqualifying disposition of any Common Stock received pursuant to the exercise of this option. A Disqualifying Disposition is any disposition (including any sale) of such Common Stock before the later of (a) two years after the date the Optionee was granted this option or (b) one year after the date the Optionee acquired Common Stock by exercising this option. If the Optionee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter. The Optionee also agrees to provide divine with any information that it shall request concerning any such disposition. The

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Optionee acknowledges that he or she will forfeit the favorable income tax treatment otherwise available with respect to the exercise of this incentive stock option if he or she makes a Disqualifying Disposition of the stock received on exercise of this option.

16.   Withholding Taxes. If divine in its discretion determines that it is
      -----------------
obligated to withhold tax with respect to a Disqualifying Disposition (as defined in Article 15) of Common Stock received by the Optionee on exercise of this option, the Optionee hereby agrees that divine may withhold from the Optionee's wages the appropriate amount of federal, state and local withholding taxes attributable to such Disqualifying Distribution. If any portion of this option is treated as a Non-Qualified Option, the Optionee hereby agrees that divine may withhold from the Optionees wages the appropriate amount of federal, state and local withholding taxes attributable to the Optionee's exercise of such Non-Qualified Option. At divine's discretion, the amount required to be withhold may be withheld in cash from such wages, or (with respect to Compensation income attributable to the exercise of this option) in kind from the Common Stock otherwise deliverable to the Optionee on exercise of this option. The Optionee further agrees that, if divine does not withhold an amount from the Optionee's wages sufficient to satisfy divine's withholding obligation, tire Optionee will reimburse divine an demand, in cash, for the amount underwithheld.

17.   divine's Right of First Refusal.
      -------------------------------

     (a)  Exercise of Right: If the Optionee desires to sell all or any part of
          -----------------
          the shares acquired under this option including any securities received in respect thereof pursuant to any stock dividend, stock split, reclassification, reorganization, recapitalization and the like), and an offeror (the "Offeror") has made an offer therefor, which offer the Optionee desires to accept, the Optionee shall: (i) obtain in writing an irrevocable and unconditional bona fide offer (the "Bona Fide Offer") for the purchase thereof from the Offeror, and
          (ii) give written notice (the "Option Notice") to divine setting forth his desire to sell such shares, which Option Notice shall be accompanied by a photocopy of the original executed Bone Fide Offer and shall set forth at least f name and address of the Offeror and the price and terms of the Bona Fide Offer: Upon receipt of the Option Notice, divine shall have an assignable option to purchase any or all of such shares (the "Option Shares") specified in the Option Notice, such option to be exercisable by giving, within 30 days after receipt of the Option Notice, a written counter-notice to the Optionee. If divine elects to purchase any or all of such Option Shares, it shall be obligated to purchase, and the Optionee shall be obligated to sell to divine, such Option Shares at the price and terms indicated in the Bona Fide Offer within 60 days from the date of receipt by divine of the Option Notice.

     (b)  Sale of Option Shares to Offeror: The Optionee may sell, pursuant to
          --------------------------------
          the terms of the Bona Fide Offer, any or all of such Option Share not purchased or agreed to be purchased by divine for 60 days after the expiration of the 30-day period during which divine may give the aforesaid counter-notice; provided, however, that the Optionee shall not sell such Option Shares to the Offeror if the Offeror is a competitor of divine and divine gives written notice to the Optionee, within 30 days of its receipt of the Option Notice, stating that the Optionee shall not sell his

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          option Shares to the Offeror; and provided, further, that prior to the sale of such Option Shares to the Offeror, the Offeror shall execute an agreement with divine pursuant to which the Offeror agrees to be subject to the restrictions set forth in this Article 17. If any or all of such Option Shares ace not sold pursuant to a Bona Fide Offer within the time permitted above, the unsold Option Shares shall remain subject to the terms of this Article 17.

     (c)  Adjustment for Changes in Capital Structure: If there shall be any
          -------------------------------------------
          change in the Common Shock of divine through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination or exchange of shams, or the like, the restrictions contained in this Article 17 shall apply with equal force to additional and/or substitute securities, if any, received by the Optionee in exchange for, or by virtue of his or her ownership of Option shares.

     (d)  Failure to Deliver Option Shares: In the event the Optionee fails or
          --------------------------------
          refuses to deliver on a timely basis duly endorsed certificates representing Option Shares to be sold to divine pursuant to this
          Article 17, divine shall have the right to deposit the purchase price for the Option Shares in a special account with any bank or trust company in the Commonwealth of Massachusetts giving notice of such deposit to the Optionee, whereupon such Option Shares shall be deemed to have bean purchased by divine. All such, monies shall be held by the bank or that company for the benefit of the Optionee. All monies deposited with the bank or trust company but remaining unclaimed for two (2) years after the date of deposit shall be repaid by the bank or the trust company to divine on demand, and the Optionee shall thereafter look only to divine for payment. divine may place a legend on any stock certificate delivered to the Optionee reflecting the restrictions on transfer provided in this Article 17.

     (e)  Expiration of divine's Right of First Refusal: The refusal rights of
          ---------------------------------------------
          divine set forth above shall remain in effect until the earlier of (i) the date that is ten years from the date of grant of this option a
          (ii) such time, if ever, as a distribution to the public is made of shares of divine's Common Stock for an aggregate public offering price of at least $5,000,000 or more pursuant to a registration statement filed under the Securities Act of 1933, as amended, or successor statute, at which time the refusal rights of divine set forth herein will automatically expire.

18.   No Exercise of Option if Business Relationship terminated for Misconduct.
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If the employment of the Optionee is terminated far "Misconduct," this option shall terminate on the date of such termination of employment with respect to any shares that have become exercisable during the period commencing on the date that is six months prior to he date upon which such misconduct is determined by the Board of Directors to have commenced or occurred and shall thereupon not be exercisable to the extent of such termination. "Misconduct" is conduct, as determined by the Board of Directors involving one or more of the following: (i) the substantial and continuing failure of the Optionee to render services to divine in accordance with his assigned duties; (ii) a determination by two-thirds of the members of the Board of Directors that the Optionee his inadequately performed the requirements of his employment; (iii) disloyalty, gross negligence, dishonesty or breach of fiduciary duty to divine; (iv) the commission of an act

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of embezzlement, fraud, disloyalty, dishonesty or deliberate disregard of the rules or policies of divine that results in loss, damage or injury to divine, whether directly or indirectly; (v) the unauthorized disclosure of any trade secret or confidential information of the company; or (vi) the commission of an act that constitutes unfair competition with divine or that induces any customer of divine to break a contract with divine. In making such determination, the Board of Directors shall act fairly and in utmost good faith and shall give the Optionee an opportunity to appear and to be heard at a hearing before the Board of Directors or any Committee and present evidence on his or her behalf: for the purposes of this Article 18, termination of employment shall be deemed to occur when the Optionee receives notice that his employment is terminated.

19.   divine's Right of Repurchase.
      ----------------------------

      (a) Rights of Repurchase.  If any of the events specified in Article 19
          --------------------
             (b) below occur, then;

             (i) with respect to shares acquired upon exercise of this option prior to the occurrence of such event, within 60 days after divine receives actual knowledge of the event, and

             (ii) with respect to shares acquired upon exercise of this option after the occurrence of such event, within 60 days following the later of the date of such exercise or the date divine receives actual knowledge of such event,

(in either case, the "Repurchase Period"),divine shall have the option, but not the obligation, to repurchase all, but not a portion of, the shares from the Optionee, or his or her legal representatives, as the case may be (the "Repurchase Option"). The Repurchase Option shall be exercised by divine by giving the Optionee, or his or her legal representative, written notice of its intention to exercise the Repurchase Option on or before the last day of the Repurchase Period, and, together with such notice, tendering to the Optionee, or legal representative, an amount equal to the higher of the option price or the fair market value of the shares. divine may, in exercising the Repurchase Option, designate one or more nominees to purchase the shares either within or without divine. Upon timely exercise of the Repurchase Option in the manner provided in this Article 19(a), the Optionee or his or her legal representative, shall deliver to divine the stock certificate or certificates representing the shares being repurchased, duly endorsed and free and clear of any and all liens, charges and encumbrances.

If shares are not purchased under the Repurchase Option, the Optionee and his or her successor in interest, if any, will hold any such shares in possession subject to all of the provisions of this Agreement.

      (b)    divine's Right to Exercise Repurchase Option: divine shall have
             --------------------------------------------
             the Repurchase Option in the event that any of the following events shall occur:

             (i) The termination of the Optionee's employment with divine or any Related Corporation (as defined in the Plan), voluntarily or involuntarily, for any reason whatsoever, including death or permanent disability, prior to the time this option shall be fully vested provided in Article 3 hereof

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             (ii)  The receivership or bankruptcy of the Optionee, any other creditor's proceeding affecting the Optionee's ownership of any shares acquired upon exercise of this Option or the taking of any of the Optionee's shares acquired upon exercise of this option by legal process, such as a levy of execution;

             (iii) Distribution of shares held by the Optionee to his or her spouse as such spouse's joint or community interest pursuant to a decree of dissolution, operation of law, divorce, property settlement agreement or for any other reason, except as may be otherwise permitted by divine; or

             (iv) The termination of the Optionees employment by divine for Misconduct (as defined in Article 18 hereof).

      (c)    Determination of Fair Market Value: The fair market value of the
             ----------------------------------
shares subject to this option shall be, for purposes of this Article 19, an amount per share determined on the basis of the price at which shares of the Common Stock could reasonably be expected to be sold in an arms-length transaction, for cash, other than on an installment basis, to a person not employed by, controlled by, in control of or under common control with divine. Fair market value shall be determined by the Board of Directors, giving due consideration to recent grants of incentive stock options for shares of Common Stock, recent transactions involving shares of the Common Stock, if any, earnings of divine to the date of such determination, projected earnings of divine, the effect of the transfer restrictions to which the shares are subject under law and this Agreement, the absence of a public market for the Common Stock and such other matters as the Board of Directors deem pertinent. The determination by the Board of Directors of the fair market value shall be conclusive and binding. The fair market value of the share shall be determined as of the day on which the event occurs.

20.   Acceleration and vesting of Option for Business Combinations. If divine is
      ------------------------------------------------------------
to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of divine' s assets or otherwise (an "Acquisition"), then this option shall, immediately prior to the consummation of such Acquisition, become fully vested and immediately exercisable by the Optionee.

21.   Lock-up Agreement. The Optionee agrees that the Optionee will not, for
      -----------------
such period following the effective date of divine's initial distribution of securities in an underwritten public offering to the general public pursuant to a registration statement filed with the Securities and Exchange Commission as the managing underwriter of such offering shall reasonably request, but in any event not to exceed 120 days, directly or indirectly, sell, offer to sell or otherwise dispose of divine's securities other than any securities that are included in such initial public offering.

22.   Provision of Documentation to Optionee. Signing this Agreement the
      --------------------------------------
Optionee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

23.   Governing Law. This Agreement shall be governed by and interpreted in
      -------------
accordance with the internal laws of the State of Delaware.

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IN WITNESS WHEREOF divine and the Optionee have caused this instrument to be executed, and the Optionee whose signature appears below acknowledges receipt of a copy of the plan and acceptance of an original copy of this Agreement.

______________________________                   divine, inc.
Optionee

______________________________                   By:__________________________
Print name of Optionee

______________________________                   Title:_______________________
Street Address

______________________________
City       State          Zip



Note: PERSON SIGNING ON BEHALF OF THE COMPANY MUST INITIAL ONE OF THE THREE CLAUSES UNDER ARTICLE 7 ABOVE.

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